UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2015

EQUITY COMMONWEALTH

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 600, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Commonwealth 2015 Omnibus Incentive Plan

On June 16, 2015, at the 2015 annual meeting of shareholders of Equity Commonwealth (the “Company”), the Company’s shareholders approved the Equity Commonwealth 2015 Omnibus Incentive Plan (the “2015 Incentive Plan”). The Board of Trustees of the Company (the “Board”) approved the 2015 Incentive Plan, subject to shareholder approval, on March 18, 2015 (the “Effective Date”).

The following description of certain terms of the 2015 Incentive Plan is qualified in all respects by the terms of the 2015 Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Eligibility. Awards may be granted under the 2015 Incentive Plan to employees, officers and non-employee directors of the Company, its subsidiaries or its affiliates, or consultants and advisors (who are natural persons) currently providing services to the Company, its subsidiaries or its affiliates, or any other person whose participation in the 2015 Incentive Plan is determined by the Compensation Committee to be in the best interests of the Company.

Term. The 2015 Incentive Plan terminates automatically ten years after the Effective Date, unless it is earlier terminated by the Board.

Shares Available for Issuance. Subject to adjustment as provided in the 2015 Incentive Plan, the maximum number of common shares of the Company that are available for issuance under the 2015 Incentive Plan is 3,250,000 shares. The 2015 Incentive Plan replaced the Equity Commonwealth 2012 Equity Compensation Plan (as amended, the “2012 Plan”). No future grants will be made under the 2012 Plan, although the terms and conditions of the 2012 Plan will continue to govern any outstanding awards granted under the 2012 Plan.

Awards. The following types of awards may be made under the 2015 Incentive Plan, subject to limitations set forth in the 2015 Incentive Plan:

•                  Stock options;

•                  Stock appreciation rights;

•                  Restricted stock;

•                  Stock units;

•                  Unrestricted stock;

•                  Dividend equivalent rights;

•                  Performance shares and other performance-based awards;

•                  Limited partnership interests in any partnership entity through which the Company may conduct its business in the future;

•                  Other equity-based awards; and

•                  Cash bonus awards.

Administration. The 2015 Incentive Plan will be administered by the Compensation Committee, and the Compensation Committee will determine all terms and recipients of awards under the 2015 Incentive Plan.

A description of the material terms of the 2015 Incentive Plan is set forth under the heading “Proposal 2: Approval of Equity Commonwealth 2015 Omnibus Incentive Plan” in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 30, 2015 (the “Proxy Statement”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 16, 2015, the Company held its 2015 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders (i) elected 11 trustees to the Board for one-year terms, (ii) approved the 2015 Incentive Plan, (iii) approved, on a non-binding advisory basis, the compensation of the named executive officers, and (iv) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The proposals are described in the Company’s Proxy Statement. The final voting results for each proposal are set forth below.

Proposal 1: Election of Trustees

At the Annual Meeting, shareholders elected eleven trustees to the Board to serve until the 2016 annual meeting of shareholders and until their respective successors have been duly elected and qualified. The table below sets forth the voting results for each trustee nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sam Zell	96,521,564	3,653,442	12,401,667
James S. Corl	99,536,803	638,203	12,401,667
Martin L. Edelman	89,784,013	10,390,993	12,401,667
Edward A. Glickman	99,538,404	636,602	12,401,667
David Helfand	99,538,595	636,411	12,401,667
Peter Linneman	85,162,747	15,012,259	12,401,667
James L. Lozier, Jr.	99,528,723	646,283	12,401,667
Mary Jane Robertson	99,541,277	633,729	12,401,667
Kenneth Shea	99,531,740	643,266	12,401,667
Gerald A. Spector	99,529,721	645,285	12,401,667
James A. Star	99,534,685	640,321	12,401,667

Proposal 2: Approval of Equity Commonwealth 2015 Omnibus Incentive Plan

At the Annual Meeting, the Company’s shareholders approved the 2015 Incentive Plan. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
98,123,173	1,687,342	364,491	12,401,667

Proposal 3: Advisory Vote on Executive Compensation

At the Annual Meeting, the Company’s shareholders voted affirmatively on a non-binding resolution to approve the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,792,819	7,563,489	818,698	12,401,667

Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s shareholders ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
111,560,753	427,585	588,335

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
10.1	Equity Commonwealth 2015 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH
	By:	/s/ Orrin S. Shifrin
	Name:	Orrin S. Shifrin
	Title:	Executive Vice President, General Counsel and Secretary
Date: June 18, 2015

Exhibit Index

Exhibit Number	Description
10.1	Equity Commonwealth 2015 Omnibus Incentive Plan